EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-64318 on Form S-8 Tower Financial Corporation of our report dated June 21, 2011 appearing in this Annual Report on Form 11-K of Tower Financial 401(k) Plan for the year ended December 31, 2010.

South Bend, Indiana	/s/ Crowe Horwath LLP

June 21, 2011